Exhibit 10.41

CAPELLA EDUCATION COMPANY
AMENDMENT TO
LONG-TERM PERFORMANCE CASH PLAN AWARD AGREEMENT(S)

This Amendment to Long-Term Performance Cash Plan Award Agreement(s) amends any and all outstanding 2016-2018 and 2017-2019 Long-Term Performance Cash Plan Award Agreements (the “Awards”) held by Participants under the Capella Education Company 2014 Equity Incentive Plan to the extent set forth below. Capitalized terms used but not defined herein shall have the meanings given to them in the Awards.

1.Amendment. The Awards define Change in Control to have the definition assigned to such term in the Company’s Senior Executive Severance Plan. That definition is hereby amended to provide that a Change in Control that would occur pursuant to clause (3) of that definition (e.g., approval by the stockholders of CEC of certain reorganizations, mergers or consolidations of CEC or a statutory exchange of outstanding Voting Securities of CEC) shall only occur if and when the reorganization, merger, consolidation or statutory share exchange contemplated by that clause is consummated.
2.    Amendment Limited. This Amendment shall not amend or modify the terms of the Awards, except to the extent expressly set forth above, which Awards, as amended hereby, shall remain in full force and effect.
3.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

This Amendment shall be effective with respect to Awards held by a Participant when signed by the Participant.

CAPELLA EDUCATION COMPANY

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Name:
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PARTICIPANT

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